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                                                                     Exhibit 2.2

                  FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this "Amendment"), dated as of October 31, 1997, among Coulter Corporation, a Delaware corporation and its predecessors (the "Company"), the stockholders of the Company listed on Annex A to the Stock Purchase Agreement (as defined below) (each, a "Seller"; collectively, the "Sellers") and Beckman Instruments, Inc., a Delaware corporation ("Buyer").

                                   WITNESSETH:

                  WHEREAS, the Company, the Sellers and Buyer entered into a Stock Purchase Agreement, dated as of August 29, 1997 (the "Stock Purchase Agreement");

                  WHEREAS, the Company, the Sellers and Buyer desire to effect certain modifications (the "Modifications") to the Stock Purchase Agreement;

                  WHEREAS, Section 11.1 of the Stock Purchase Agreement provides that the Stock Purchase Agreement may be modified or amended by written agreement executed and delivered by the Company, the Sellers and Buyer; and

                  WHEREAS, the Company, the Sellers and Buyer desire to so execute and deliver this Amendment to give effect to the Modifications, as set forth in Article II below.

                  NOW, THEREFORE, the parties, intending to be legally bound and in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

Capitalized terms not expressly defined in this Amendment shall have the meanings ascribed to them in the Stock Purchase Agreement.


                                   ARTICLE II

              CERTAIN MODIFICATIONS TO THE STOCK PURCHASE AGREEMENT

                  Section 2.1 Amendment to Section 7.13 of the Stock Purchase Agreement. Section 7.13 of the Stock Purchase Agreement is hereby amended to read in its entirety as follows:


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                     "Section 7.13 Use and Ownership of `Coulter' Name. Prior to
                     or on the Closing Date, the Sellers, the Company, Coulter Pharmaceutical, Inc. ("CPI") and Coulter Cellular
                     Therapies, Inc. ("CCT") shall have entered into among them, as applicable, an intellectual property agreement and an agreement for use of business name (with respect to each of CPI and CCT), each with respect to the `Coulter' name (and variants thereof), which agreements shall provide, as applicable, that: (a) the ownership of that name is vested in the Company and will remain so vested after the Closing;
                     (b) CPI and CCT shall receive a royalty-free license from the Company to use that name in their respective operations following the Closing, provided, that such name may not be used by either of those entities in association with any business or operations competitive to the businesses or operations of Buyer, the Company or their respective Subsidiaries, and further provided that such license shall replace any prior license agreements regarding the `Coulter' name entered into among the Company, CPI and CCT, as applicable; and (c) without limiting the provisions of the Non-Competition Agreements, none of the Sellers may use that name in association with any business or operation competitive to the businesses or operation of Buyer, the Company or their respective Subsidiaries. The foregoing notwithstanding, the terms set forth in the executed versions of such agreements shall constitute the sole and exclusive agreement of the parties thereto with respect to the subject matter thereof, and shall be binding on the parties thereto, irrespective of any and all prior understandings or agreements with respect to such subject matter (including the terms of this Section 7.13) and irrespective of whether the Sellers, the Company and Buyer are parties to such agreements."

                  Section 2.2 Wallace H. Coulter Charitable Remainder Unitrust. All references to the "Wallace H. Coulter Charitable Remainder Trust" shall be deleted and replaced by references to the "Wallace H. Coulter Charitable Remainder Unitrust".


                                   ARTICLE III

                                  MISCELLANEOUS

                  Section 3.1. Stock Purchase Agreement Remains in Full Force and Effect. Except as amended hereby, all provisions in the Stock Purchase Agreement shall remain in full force and effect, including, without limitation,
Section 11.10 thereof relating to governing law and dispute resolution. The terms of such Section 11.10 shall apply to the construction of this Amendment.


                                        2


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                  Section 3.2. Binding Effect of Amendment to Stock Purchase
Agreement. This Amendment is an amendment to the Stock Purchase Agreement and, as provided therein, will be binding on all the parties thereto.

                  Section 3.3. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.


                            (Signature pages follow)


                                        3


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                  IN WITNESS WHEREOF, this Amendment has been signed on behalf of each of the parties hereto as of the date first written above.

                             COULTER CORPORATION


                             By: /s/   Laura Coulter-Jones
                               -------------------------------
                                Name:  Laura Coulter-Jones
                                Title: Executive Vice President


                             By: /s/   Sue Van
                               -------------------------------
                                Name:  Sue Van
                                Title: Executive Vice President


                             By: /s/   Joseph R. Coulter III
                               -------------------------------
                                Name:  Joseph R. Coulter III
                                Title: Executive Vice President


                             THE WALLACE H. COULTER CHARITABLE
                             REMAINDER UNITRUST UAD 5/23/97


                             By: /s/   Sue Van
                               -------------------------------
                                Name:  Sue Van
                                Title: Trustee


                             THE JOSEPH R. COULTER, JR. TRUST
                             UAD 8/2/93


                             By: /s/   Laura Coulter-Jones
                               -------------------------------
                                Name:  Laura Coulter-Jones
                                Title: Co-Trustee


                             By: /s/   Joseph R. Coulter III
                               -------------------------------
                                Name:  Joseph R. Coulter III
                                Title: Co-Trustee


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                             THE COULTER FAMILY LIMITED
                             PARTNERSHIP

                             By:  THE WALLACE H. COULTER TRUST
                                  UAD 8/2/93


                                  By: /s/  Sue Van
                                  -------------------------------
                                  Name:  Sue Van
                                  Title: Successor Trustee


                             By:  THE JOSEPH R. COULTER, JR. TRUST
                                  UAD 8/2/93


                                  By: /s/  Laura Coulter-Jones
                                  -------------------------------
                                  Name:  Laura Coulter-Jones
                                  Title: Co-Trustee


                                  By: /s/  Joseph R. Coulter III
                                  -------------------------------
                                  Name:  Joseph R. Coulter, III
                                  Title: Co-Trustee



                             BECKMAN INSTRUMENTS, INC.


                             By:  /s/  William H. May
                                -------------------------------------
                                Name:  William H. May
                                Title: Vice President, General Counsel
                                       and Secretary


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